Exhibit 4.21

CERTAIN IDENTIFIED INFORMATION MARKED [***] HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Amendment No. 1 to License Agreement

This Amendment No. 1 to the License Agreement, dated as of March 31, 2020 (this “Amendment”), is made by and between AstraZeneca AB (“AstraZeneca”) and RedHill Biopharma Inc. (“Licensee”), each individually a “Party” and collectively, the “Parties”.

WHEREAS, AstraZeneca and Licensee are parties to that certain License Agreement dated as of February 23, 2020 (the “License Agreement”).  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the License Agreement.

WHEREAS, the Parties desire to amend and clarify certain provisions of the License Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1      Amendments:

1.1     The first sentence of Section 9.1 of the License Agreement shall be amended and restated in its entirety as set forth below:

“In consideration of the rights granted by AstraZeneca to Licensee hereunder and subject to Section 17.2, Licensee shall pay AstraZeneca (a) on the date that is the earlier of (i) [***], provided that the Approval Date shall have occurred prior to such date and (ii) [***] following the Approval Date, a non-refundable and non-creditable upfront amount equal to Fifty-two million five hundred thousand Dollars (US$52,500,000) and (b) not later than [***]after the Effective Date, a nonrefundable and non-creditable upfront amount equal to Fifteen Million Dollars (US$15,000,000).”

1.2     The second paragraph of Section 17.2 of the License Agreement shall be amended and restated in its entirety as set forth below:

“If Licensee has not made the fifty-two million five hundred thousand Dollars (US$52,500,000) payment described in Section 9.1(a) on the date that is the earlier of  (i) [***], provided that the Approval Date shall have occurred on or prior to [***] and (i) [***] following the Approval Date, AstraZeneca shall have the right to terminate this Agreement immediately upon notice to [***] and upon receipt of such notice by [***], this Agreement shall be null and void and have no further force and effect.”

1.3     Section 7.5.2(b) of the License Agreement shall be deleted to remove the language [***] and replace it with the following: [***].

1.4     New Section 13.6 is hereby added to the License Agreement to read as follows:

“13.6             Preservation of Remedies

The representations and warranties of AstraZeneca, and Licensee’s right to any remedy with respect thereto or under Article 16 hereof, shall not be affected or deemed waived: (i) by reason of any investigation made by or on behalf of Licensee after the Execution Date; (ii) by reason of the fact that Licensee knew or should have known at any time after the Execution Date, whether before or after the Effective Date, that any representation or warranty is, was or might be inaccurate; or (iii) by reason of [***], as the case may be, in each case, in connection with (x) any claim, demand, or other allegation arising from or relating to, [***][***], [***], or any of their respective Affiliates, directors, officers, employees or agents, or (y) any breach of or default under the License Agreement or the Nektar Agreement in connection therewith.  For the avoidance of doubt, Licensee does not presently take a position on whether any [***]or that any of the conditions set forth in Section 17.2 will not be satisfied on the Effective Date.”

2      Effect of this Amendment:  This Amendment and all modifications to the License Agreement herein shall be effective from and as of the date hereof.  From and as of the date hereof each reference to the License Agreement shall be deemed to be a reference to the License Agreement as amended by this Amendment.  Except as expressly set forth in the foregoing provisions of this Amendment, neither this Amendment nor the consummation of the transactions contemplated by the License Agreement shall, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties to the License Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the License Agreement.

3      Miscellaneous:

3.1     This Amendment and the terms hereof are subject to the confidentiality provisions set forth in Section 12 of the License Agreement.

3.2     All disputes arising under this Amendment shall be resolved in accordance with Section 18.5 of the License Agreement.

3.3     Sections 18.4, 18.6, 18.7, 18.9.2, 18.17, 18.18 and 18.19 of the License Agreement are hereby incorporated by reference, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first set forth above.

ASTRAZENECA AB

By:	/s/ [***]
Name:	[***]
Title:	[***]

[Signature Page – Amendment No. 1 to License Agreement]

REDHILL BIOPHARMA INC.

By:	/s/ [***]
Name:	[***]
Title:	[***]

[Signature Page – Amendment No. 1 to License Agreement]